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                                                                    EXHIBIT 3.28

                                  WKXT-TV, INC.


                                     BYLAWS


                                    ARTICLE I
                                     OFFICES

The principal office of the corporation in the State of Georgia shall be located in the City of Albany, County of Dougherty. The corporation may have such other offices, either within or without the State of Georgia, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II
                                  STOCKHOLDERS

Section 1. ANNUAL MEETING. Commencing in 1973, the annual meeting of stockholders shall be held on the third Tuesday in November of each year at such hour as the Board of Directors may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, provided that the Board of Directors may designate some other date in any particular year for the annual meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Georgia, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, or by the President, or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-third of all outstanding shares of the corporation entitled to vote at a meeting, such request shall state the purpose of purposes of the proposed meeting.

Section 3. PLACE OF MEETING. The Board of Directors may designate any place within the State of Georgia as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Georgia.

Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record


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entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Any stockholder may waive notice of any meeting, whether before or after said meeting.

Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive _payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed in any case, fifty days; provided notice of the closing of the stock transfer books is published prior to the commencement of the stated period in the manner, form and within such time limitations as now or hereafter may be required by law. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days, and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken; provided notice is published prior to such date in the manner, form and within such time limitations as now or hereafter may be required by law. If the stock transfer books are not closed no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors, as provided in this section, fixes a new stated period for closing of the stock transfer books or fixes a new record date for the adjourned meeting.

Section 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection of any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.


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Section 7.  QUORUM.  A majority of the shares outstanding of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. All elections by stockholders shall be by ballot unless waived by the unanimous consent of those stockholders present in person or by proxy at any meeting. The vote on any questions, upon demand of a stockholder present in person or by proxy, shall be by a stock vote and by ballot. The stockholders shall have power by a majority vote at any meeting to remove any director or officer from office.

Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. INSPECTORS OF ELECTION. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by three inspectors. At the first meeting of the Board of Directors held immediately after the annual meeting of stockholders, the Board of Directors shall appoint three persons as Inspectors of Election, to serve until the close of the next annual meeting and until their successors are chosen. In case of a failure to elect inspectors, or in case an inspector shall fail to attend or refuse or be unable to serve, the Board of Directors may choose an inspector or inspectors to act at such meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than one nor more than fifteen. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. A majority of the directors shall be bona fide residents of the State of Georgia.

Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place either within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place within the State of Georgia as the place for holding any special meeting of the Board of Directors called by them.

Section 5. NOTICE. Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such


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meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 6. QUORUM. A majority of the Board of Directors for the time being in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

Section 9. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                   COMMITTEES

Section 1. EXECUTIVE COMMITTEE. At their first meeting after the annual meeting of stockholders, the Board of Directors shall elect an Executive Committee consisting of not less than three nor more than five members of the Board, and shall designate its chairman. The Chairman of the Board of Directors and the President shall be two of the members elected to the committee. During the intervals between the meetings of the Board of Directors, the executive committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the affairs of the company in all cases in which specific directions shall not have been given by the Board of


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Directors.  All actions by the executive committee shall be reported to the
Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board; provided, that no rights of third parties shall be affected by any such revision or alteration. Regular minutes of the proceedings of the executive committee shall be kept in a book provided for that purpose. Vacancies in the executive committee shall be filled by the Board of Directors. A majority of the committee shall be necessary to constitute a quorum, and in every case the affirmative vote of a majority of the members present shall be necessary for the passage of any resolution. The Executive Committee may act by the written resolution of a quorum thereof although not formally convened; it shall fix its own rules of procedure, and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of the chairman or of any two members of the committee.

Section 2. MANAGEMENT PERSONNEL COMMITTEE. At the first meeting after the annual meeting of the stockholders, the Board of Directors shall elect a management personnel committee consisting of not less than three nor more than five members of the Board and shall designate its chairman. It shall be the duty of the management personnel committee to make recommendations with respect to executive salaries, bonuses, and compensation, and it shall be their further duty to serve as the nominating committee with respect to the principal officers and other committees of the Board of Directors, as well as making nominations respecting membership to the Board of Directors. Regular minutes of the proceedings of the management personnel committee shall be kept in the book provided for that purpose. Vacancies in the management personnel committee shall be filled by the Board of Directors. A majority of the members of the committee shall constitute a quorum, and in every case the affirmative vote of a majority of the members present shall be necessary for the passage of any resolution. The management personnel committee may act by the written resolution of a quorum though they are not formally convened; it shall fix its own rules of procedure and shall meet as provided by such rules, and it shall meet on the call of the Chairman or any two (2) members of the committee.

Section 3. INTERPRETATION. In these bylaws, unless there is something in the context inconsistent therewith, the term "Board of Directors" shall include and embrace the committees herein provided for to the extent of their delegated authority.

                                    ARTICLE V
                                    OFFICERS

Section 1. NUMBER. The officers of the corporation shall be a Chairman of the Board of Directors, a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any person may hold two or more offices, except that the president may not also be the secretary of the corporation.


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Section 2.  ELECTION AND TERM OF OFFICE.  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 6. CHAIRMAN OF BOARD OF DIRECTORS. The Chairman of the Board shall be a director and shall preside, when present, at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors from time to time. The Board of Directors may appoint a Vice Chairman of the Board who shall perform such duties as may be prescribed by the Board of Directors from time to time.

Section 7. PRESIDENT. The president shall be a director. He shall preside, in the absence of the Chairman or Vice Chairman, at all meetings of the stockholders or the Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts investment certificates, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8. VICE PRESIDENTS. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the Secretary or an assistant secretary certificates for shares of the corporation, and shall perform such other duties as shall from time to time be assigned to him by the


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President or by the Board of Directors.  All vice presidents shall have such other duties as may be prescribed by the Board of Directors from time to time. The Board of Directors may from time to time add to the title of "Vice President" such additional descriptive prefix as may indicate his service, duty or duties.

Section 9.  SECRETARY.  The secretary shall:

     (a) attend and keep the minutes of the stockholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose;

     (b) see that all notices are duly given in accordance with the provisions of these bylaws as required by law;

     (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

     (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;

     (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     (f) have general charge of the stock transfer books of the corporation;

     (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Section 10. TREASURER. The treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall:

     (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and

     (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Section 11. CONTROLLER. The controller shall be the accounting officer of the corporation. He shall keep adequate and correct accounts of the corporation's business


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transactions, including the accounts of its assets, liabilities, reserves, gains, losses, capital, surplus, and shares. It shall be his duty, in conjunction with other proper officers, to enforce budget rules and regulations and other measures and procedures whereby the business of the company shall be conducted with the maximum of safety, efficiency, economy, and profit; and he shall see to it that adequate internal audits are currently and accurately made. He shall, in general, perform all duties incident to the office of controller and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasures, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the Board of Directors.

Section 13. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board of Directors, shall be in general charge of the affairs of the corporation and in general manage, supervise and control all of its business activities and without limitation on the foregoing shall supervise all the public relations of the Company. Any officer or agent of the corporation may be suspended and removed by the Chief Executive Officer, subject to ratification or reinstatement by the Board of Directors, whenever in his judgment the best interest of the corporation; would be served thereby.

The Board of Directors may designate by resolution either the Chairman of the Board, the Vice Chairman of the Board (if one), or the President as the Chief Executive Officer, but in the absence of such a resolution the President shall be the Chief Executive Officer.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agents or agents, to enter into any contract or execute and deliver any instrument, including contracts or policies of insurance, in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


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Section 4.  DEPOSITS.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president or vice president and by the secretary or an assistant secretary, but when such certificate is signed by a transfer agent and a registrar the signatures of such president, vice president, secretary or assistant secretary may be facsimiles. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as respectively they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the company.

The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfer, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfer. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

                                  ARTICLE VIII
                                   FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January of each year, and end on the 31st day of December of the same year.


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                                   ARTICLE IX
                                    DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, its charter, and these bylaws.

                                    ARTICLE X
                                ANNUAL STATEMENT

The Board of Directors shall publish and submit to the stockholders, at or in advance of the annual meeting of stockholders, a statement of the financial condition of the corporation, such statement to show the income of the corporation during the previous fiscal year and such statement to include a balance sheet showing the assets and liabilities of the corporation at the end of the preceding fiscal year.

                                   ARTICLE XI
                                      SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".

                                   ARTICLE XII
                                WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII
                                   AMENDMENTS

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by a majority vote of the stockholders at any regular or special meeting of the stockholders.

                                   ARTICLE XIV
                                 INDEMNIFICATION

Section 1. AUTHORITY TO INDEMNIFY. The corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the Corporation (or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments,


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fines, penalties and amounts paid in settlement (including attorneys' fees), incurred in connection with the proceeding of the individual acted in the manner he or she believe in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by a judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 2. MANDATORY INDEMNIFICATION. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue or matter therein, because he or she is or was a director, officer, employee or agent of the Corporation, the Corporation shall indemnify the director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

Section 3. ADVANCE FOR EXPENSES. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 of this Article, and (b) he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation, but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 4. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. A director, officer, employee or agent of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Section 5. DETERMINATION OF INDEMNIFICATION. Except as provided in Section 2 and except as may be ordered by the court, the Corporation may not indemnify a director, officer, employee or agent under Section 1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in
Section 1. The determination shall be made:

     (a) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (b) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may


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

participate), consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by special legal counsel:

          (i) selected by the Board of Directors or its committee in the manner prescribed in paragraph (a) or (b) of this section; or

          (ii) if a quorum of the Board of Directors cannot be obtained and committee cannot be designated, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

     (d) by the shareholders, but shares owned by or voted under the control of directors, who are at the time parties to the proceeding, may not be voted on the determination.

Section 6. AUTHORIZATION OF INDEMNIFICATION. Authorization of indemnification or determination of an obligation to indemnify and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by the special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of Section 5 to select counsel.

Section 7. OTHER RIGHTS. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the share entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee or agent pursuant to this Section 7 by the Corporation for liability for (a) any appropriation , in violation of his or her duties, of any business opportunity of the Corporation; (b) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the Corporation or otherwise; or (d) any transaction from which the director derived an improper material tangible personal benefit.

Section 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or


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

was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent whether or not the Corporation would have power to indemnify him or her against the same liability under this Article XIV.

Section 9. CONTINUATION OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 10. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment nor repeal of this Article XIV, nor the adoption of any provision of these Bylaws inconsistent with this Article XIV, shall eliminate or reduce the effect of this Article XIV in respect of any acts of omission occurring prior to such amendment, repeal or adoption of any inconsistent provision.


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